For period ending: December 31, 2014

If filing more than one
File number: 811-9036

Page 32, "X" box:            ?

Yes/No
77.
A.
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR?  (ANSWER FOR ALL SERIES AS A GROUP)

Y

NOTE:  If answer is "Y" (Yes), mark those items below being filed as an attachment to this form or incorporated by reference.

B.
Accountant's report on internal control
___

C.
Matters submitted to a vote of security holders
N

D.
Policies with respect to security investments
N

E.
Legal proceedings
N

F.
Changes in security for debt
N

G.
Defaults and arrears on senior securities
N

H.
Changes in control of Registrant
N

I.
Terms of new or amended securities
N

J.
Revaluation of assets or restatement of capital share account
N

K.
Changes in Registrant's certifying accountant
N

L.
Changes in accounting principles and practices
N

M.
Mergers
N

N.
Actions required to be reported pursuant to Rule 2a-7
N

O.
Transactions effected pursuant to Rule 10f-3
Y

P.
Information required to be filed pursuant to existing exemptive orders
N

Attachment Information (Cont. On Screen 39)

For period ending: December 31, 2014

If filing more than one
File number: 811-9036

Page 32, "X" box:            ?

Attachment Information (Cont. from Screen 38)
Yes/No

77.
Q.
1.
Exhibits
Y

2.
Any information called for by instructions to sub-item 77Q2
N

3.
Any information called for by instructions to sub-item 77Q3
N

SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __

79. ? List the "811" numbers and names of Registrant's wholly-owned investment company subsidiaries consolidated in this report.

811 Number  Subsidiary Name

For period ending: December 31, 2014

If filing more than one
File number: 811-9036

Page 49, "X" box:            ?

FOR ANNUAL N-SARs ONLY

ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of Registrant's fiscal year.

80.
Fidelity bond(s) in effect at the end of the period:

A.
?
Insurer Name:
ICI Mutual Insurance Co.

B.
?
Second Insurer:

C.
?
Aggregate face amount of coverage for Registrant on all bonds on which it is named as an insured ($000's omitted)

$50,000

81.
A.
?
Is the bond part of a joint fidelity bond(s) shared with other investment companies or other entities?
Y
Y/N

B.
?
If the answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond?

64

NOTE:  Count each series as a separate investment company.

82.
A.
?
Does the mandatory coverage of the fidelity bond have a deductible?
N

Y/N

B.
?
If the answer to 82A is "Y" (Yes), what is the amount of the deductible?
$______

83.
A.
?
Were any claims with respect to this Registrant filed under the bond during the period?
N
Y/N

B
?
If the answer to 83A is "Y" (Yes), what was the total amount of such claim(s)?
$______

84.
A.
?
Were any losses incurred with respect to this Registrant that could have been filed as a claim under the fidelity bond but were not?
N
Y/N

B.
?
If the answer to sub-item 84A is "Y" (Yes), what was the total amount of such losses?  ($000's omitted)
$______

85.
A.
?
Are Registrant's officers and directors covered as officers and directors of Registrant under any errors and omissions insurance policy owned by the Registrant or anyone else?
Y
Y/N

B.
?
Were any claims filed under such policy during the period with respect to Registrant?
N
Y/N

UBS Relationship Funds

1